Exhibit 99.1

Press Release

Clean Harbors Reports Fourth-Quarter
and Full-Year 2015 Financial Results

•            Announces Q4 Revenues of $713.0 Million, Adjusted EBITDA of $97.2 Million and an EPS of $0.01

•            Posts 2015 Revenues of $3.28 Billion, Adjusted EBITDA of $504.2 Million, GAAP EPS of $0.76 and Adjusted EPS of $1.27

•            Delivers Solid Q4 and Full-Year Results Despite Challenging Market Conditions

•            Provides 2016 Adjusted EBITDA Guidance of $430 Million to $490 Million

Norwell, Mass. — February 24, 2016 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the fourth quarter and year ended December 31, 2015.

Revenues for the fourth quarter of 2015 were $713.0 million, compared with $845.0 million in the same period in 2014.  Income from operations was $25.5 million in the fourth quarter of 2015, compared with $57.5 million for the fourth quarter of 2014.

Fourth-quarter 2015 net income was $0.6 million, or $0.01 per diluted share, compared with net income for the fourth quarter of 2014 of $27.4 million, or $0.46 per diluted share.  Net income results for the fourth quarters of 2015 and 2014 included pre-tax integration and severance costs of $4.7 million and $0.5 million, respectively.

Adjusted EBITDA (see description below) in the fourth quarter of 2015 was $97.2 million, compared with $130.8 million in the same period of 2014.

Comments on the Fourth Quarter

“The Company faced increasing headwinds in the fourth quarter,” said Alan S. McKim, Chairman and Chief Executive Officer. “We saw further deterioration across several markets due to continued weakness in crude oil markets, reductions in commodity pricing, weakening of the Canadian dollar and a slowdown in industrial production.

“Within Technical Services, incineration utilization in the quarter was 89 percent, and landfill volumes declined more than 50 percent from a year ago, due to lower oil and gas production waste streams, continued deferrals of waste projects and decreased industrial volumes in some areas.  Base business in Industrial and Field Services was stable, but year-end spending on projects was reduced or deferred due to the current environment.  Our Safety-Kleen segments performed well in the current marketplace, increasing profitability from a year ago.  We announced in December that we were adjusting our pricing policy on waste oil collection as we continued to aggressively manage our spread to address the ongoing adverse conditions in the oil markets,” said McKim.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Full-Year 2015 Financial Results

“Profitability in the Oil and Gas Field Services and Lodging Services segments remained limited in the fourth quarter as energy market conditions worsened, particularly in Western Canada,” McKim said. “During the quarter, we continued with activities related to our planned carve-out of those two segments, including creating a standalone entity.”

Full-Year 2015 Results

Revenues for 2015 were $3.28 billion, compared with $3.40 billion in 2014.

Net income for 2015 was $44.1 million, or $0.76 per diluted share, which included a $32.0 million non-cash, pre-tax goodwill impairment charge. This compared with a net loss for 2014 of $28.3 million, or $0.47 per share, which included a $123.4 million non-cash, pre-tax goodwill impairment charge.  Net income for 2015 included $11.0 million of pre-tax integration and severance costs, and the 2014 net loss included $11.1 million of pre-tax integration and severance costs. Excluding the impairment charges, adjusted net income for 2015 was $74.1 million, or $1.27 per diluted share, compared with $92.4 million, or $1.53 per diluted share, for 2014.

Adjusted EBITDA (see description below) was $504.2 million in 2015, compared with $521.9 million in 2014.

“Continued weakness and deteriorating conditions across a number of our markets made 2015 a challenging year,” McKim said. “These factors included the crash in crude oil prices and the corresponding downturn in energy markets, a sharp decline in Canadian currency, repeated drops in base oil prices, customer deferrals of spending on major waste projects and a slowdown in U.S. industrial production in the second half of the year.  In the face of these ongoing headwinds, the Company still generated more than $500 million of Adjusted EBITDA for the third consecutive year, which is a credit to the strength of our people and the resiliency of our business model.

“Most important, 2015 was the best safety year in our history. Key metrics in 2015 demonstrated our team’s unparalleled commitment to safety and service excellence, a commitment that benefits not only our workforce, but our customers and the communities we serve.  During the year, we generated the highest total annual Emergency Response (ER) revenue in our history, responding to multiple events.  In addition, we increased the profitability of the combined Safety-Kleen segments from 2014 by strengthening our business mix, achieving efficiencies and capturing volume/pricing gains.  Our U.S. Industrial group also grew its turnaround business during the year.  These successes enabled the Company to incrementally improve Adjusted EBITDA margins in 2015, an impressive achievement given the adverse market conditions.”

Business Outlook and Financial Guidance

“We enter 2016 focused on our cost reduction and revenue growth initiatives,” McKim said. “Despite ongoing external challenges that will likely be with us for some time, we will continue to invest in our core

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Full-Year 2015 Financial Results

environmental and industrial business. Construction remains on schedule at our state-of-the-art hazardous waste incinerator in El Dorado, Arkansas. We expect this facility — the largest internal investment in our history — to become commercially operational by year’s end.  We plan to grow SK Environmental Services and Field Services in 2016 through greater collaboration of resources, cross-selling and co-location of branches.  We will continue to create a closed-loop direct sales model, in which we sell finished lubricants back to our waste oil collection customers.  We will remain opportunistic with investments that will help accelerate that closed loop sales vision.  On the expense side, we will fully execute our previously announced $100 million cost reduction program to better align our cost structure with current market realities.

“For the first quarter of 2016, we anticipate seasonal weakness compounded by slowdowns in the energy and industrial markets and the overall economic uncertainty, which is holding back near-term customer spending.  In addition, our cost reduction efforts are not yet fully implemented and our waste oil collection stop fees are just beginning to gain meaningful traction in light of continued crude oil price declines in the first quarter.  Given all of these factors, we expect that our Adjusted EBITDA in the first quarter will be down more than 15% from the same period a year ago. The comprehensive initiatives we have underway will significantly increase profitability as we move into the seasonally stronger quarters of 2016 and the full benefits of the cost savings take hold,” McKim concluded.

Based on its 2015 financial performance and current market conditions, Clean Harbors expects 2016 annual Adjusted EBITDA guidance in the range of $430 million to $490 million.  A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the fourth quarter and full year of 2015 and 2014 (in thousands):

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Full-Year 2015 Financial Results

	For the Three Months Ended:		For the Year Ended:
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Net income (loss)	$568	$27,377	$44,102	$(28,328)
Accretion of environmental liabilities	2,607	2,637	10,402	10,612
Depreciation and amortization	69,005	70,603	274,194	276,083
Goodwill impairment charge	—	—	31,992	123,414
Other expense (income)	990	(244)	1,380	(4,380)
Interest expense, net	18,849	19,238	76,553	77,668
Provision for income taxes	5,142	11,166	65,544	66,850
Adjusted EBITDA	$97,161	$130,777	$504,167	$521,919

This press release includes a discussion of income from operations, net income and earnings per share amounts adjusted for the goodwill impairment charge identified in the reconciliations provided below.  The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance.  The following shows the difference between income from operations to adjusted income from operations, net income (loss) to adjusted net income and earnings (loss) per share to adjusted earnings per share for the year ended December 31, 2015 and 2014 (in thousands):

	For the Year Ended:
	December 31, 2015	December 31, 2014
Adjusted income from operations
Income from operations	$187,579	$111,810
Goodwill impairment charge	31,992	123,414
Adjusted income from operations	$219,571	$235,224

Adjusted net income
Net income (loss)	$44,102	$(28,328)
Goodwill impairment charge, net of tax	30,030	120,750
Adjusted net income	$74,132	$92,422

Adjusted earnings per share
Earnings (loss) per share	$0.76	$(0.47)
Goodwill impairment charge, net of tax	0.51	2.00
Adjusted earnings per share	$1.27	$1.53

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Full-Year 2015 Financial Results

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Year Ending December 31, 2016
	Amount
	(In millions)
Projected GAAP net income	$41	to	$82
Adjustments:
Accretion of environmental liabilities	11	to	10
Depreciation and amortization	275	to	265
Interest expense, net	73	to	73
Provision for income taxes	30	to	60
Projected Adjusted EBITDA	$430	to	$490

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Full-Year 2015 Financial Results

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, the Company’s planned carve-out and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts

Investors:	Media:
Jim Buckley	Eric Kraus
SVP Investor Relations	EVP Corporate Communications & Public Affairs
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
Buckley.James@cleanharbors.com	Kraus.Eric@cleanharbors.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Full-Year 2015 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

	For the Three Months Ended:		For the Year Ended:
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenues	$713,044	$845,024	$3,275,137	$3,401,636
Cost of revenues (exclusive of items shown separately below)	522,965	610,720	2,356,806	2,441,796
Selling, general and administrative expenses	92,918	103,527	414,164	437,921
Accretion of environmental liabilities	2,607	2,637	10,402	10,612
Depreciation and amortization	69,005	70,603	274,194	276,083
Goodwill impairment charge	—	—	31,992	123,414
Income from operations	25,549	57,537	187,579	111,810
Other (expense) income	(990)	244	(1,380)	4,380
Interest expense, net	(18,849)	(19,238)	(76,553)	(77,668)
Income before provision for income taxes	5,710	38,543	109,646	38,522
Provision for income taxes	5,142	11,166	65,544	66,850
Net income (loss)	$568	$27,377	$44,102	$(28,328)
Earnings (loss) per share:
Basic	$0.01	$0.46	$0.76	$(0.47)
Diluted	$0.01	$0.46	$0.76	$(0.47)

Shares used to compute earnings (loss) per share — Basic	57,594	59,491	58,324	60,311
Shares used to compute earnings (loss) per share — Diluted	57,720	59,613	58,434	60,311

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Full-Year 2015 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2015	December 31, 2014
Current assets:
Cash and cash equivalents	$184,708	$246,879
Accounts receivable, net	496,004	557,131
Unbilled accounts receivable	25,940	40,775
Deferred costs	18,758	19,018
Inventories and supplies	149,521	168,663
Prepaid expenses and other current assets	46,265	57,435
Deferred tax assets	—	36,532
Total current assets	921,196	1,126,433
Property, plant and equipment, net	1,532,467	1,558,834
Other assets:
Deferred financing costs	1,847	2,725
Goodwill	453,105	452,669
Permits and other intangibles, net	506,818	530,080
Other	15,995	18,682
Total other assets	977,765	1,004,156
Total assets	$3,431,428	$3,689,423
Current liabilities:
Current portion of capital lease obligations	$—	$536
Accounts payable	241,183	267,329
Deferred revenue	61,882	62,966
Accrued expenses	193,660	219,549
Current portion of closure, post-closure and remedial liabilities	20,395	22,091
Total current liabilities	517,120	572,471
Other liabilities:
Closure and post-closure liabilities, less current portion	49,020	45,702
Remedial liabilities, less current portion	118,826	138,029
Long-term obligations	1,382,543	1,380,145
Deferred taxes, unrecognized tax benefits and other long-term liabilities	267,637	290,205
Total other liabilities	1,818,026	1,854,081
Total stockholders’ equity, net	1,096,282	1,262,871
Total liabilities and stockholders’ equity	$3,431,428	$3,689,423

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Full-Year 2015 Financial Results

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	December 31, 2015			December 31, 2014
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$249,991	$36,747	$286,738	$277,210	$42,499	$319,709
Industrial and Field Services	149,914	(8,338)	141,576	171,083	(10,591)	160,492
Kleen Performance Products	90,086	(16,562)	73,524	120,305	(46,276)	74,029
SK Environmental Services	165,710	(12,912)	152,798	163,628	16,001	179,629
Lodging Services	20,278	627	20,905	36,070	471	36,541
Oil and Gas Field Services	36,954	1,105	38,059	76,870	744	77,614
Corporate Items	111	(667)	(556)	(142)	(2,848)	(2,990)
Total	$713,044	$—	$713,044	$845,024	$—	$845,024

	For the Year Ended:
	December 31, 2015			December 31, 2014
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$991,410	$147,670	$1,139,080	$1,043,267	$162,116	$1,205,383
Industrial and Field Services	957,337	(33,738)	923,599	681,779	(42,410)	639,369
Kleen Performance Products	386,824	(79,999)	306,825	533,587	(201,864)	331,723
SK Environmental Services	674,102	(39,238)	634,864	667,320	80,419	747,739
Lodging Services	89,060	2,653	91,713	172,218	2,514	174,732
Oil and Gas Field Services	175,946	5,834	181,780	303,189	5,081	308,270
Corporate Items	458	(3,182)	(2,724)	276	(5,856)	(5,580)
Total	$3,275,137	$—	$3,275,137	$3,401,636	$—	$3,401,636

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Fourth-Quarter
and Full-Year 2015 Financial Results

Non-GAAP Segment Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement.  See “Non-GAAP Results” for a reconciliation of the Company’s total Adjusted EBITDA to GAAP net income.

	For the Three Months Ended:		For the Year Ended:
Adjusted EBITDA	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Technical Services	$72,480	$94,728	$291,737	$328,130
Industrial and Field Services	11,650	20,200	157,500	87,591
Kleen Performance Products	8,718	2,309	32,189	51,561
SK Environmental Services	31,533	29,001	140,073	113,986
Lodging Services	3,889	12,242	16,478	61,438
Oil and Gas Field Services	(1,627)	12,426	(827)	40,114
Corporate Items	(29,482)	(40,129)	(132,983)	(160,901)
Total	$97,161	$130,777	$504,167	$521,919

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com